Exhibit 99.3

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Erica Gutierrez
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Increases Quarterly Cash Dividend By 4.3%

San Francisco, CA, March 27, 2008 — Williams-Sonoma, Inc. (NYSE: WSM) today announced that its Board of Directors has authorized a 4.3% increase in the company’s quarterly cash dividend.

The quarterly cash dividend will be increased from $0.115 to $0.12 per common share and is payable on May 23, 2008 to shareholders of record as of the close of business on April 25, 2008. The aggregate quarterly dividend is estimated at approximately $12.7 million based on the current number of outstanding common shares. The indicated annual cash dividend, subject to capital availability, is $0.48 per common share, or approximately $51.0 million, in fiscal year 2008 based on the current number of common shares outstanding.

Howard Lester, Chairman and Chief Executive Officer, commented, “Today, we are pleased to announce that we are increasing our dividend by 4.3% to $0.12 per share. While we recognize the challenges in the macro-economic environment, today’s dividend increase indicates our confidence in our ability to generate cash flows in excess of our funding requirements, and our commitment to returning capital to our shareholders.”

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to our cash dividend and projected cash flow.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for the fourth quarter of 2007 and as audited year-end financial statements are prepared; new interpretations of current accounting rules; changes to current accounting rules; changes in tax laws applicable to cash dividends or share repurchases; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management commensurate with customer demand; our ability to anticipate and manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; construction delays on infrastructure projects based on

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weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2007 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm, and Williams-Sonoma Home – are marketed through 600 stores, seven mail order catalogs and six e-commerce websites.

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